UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2013

mPHASE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-24969	22-2287503
(State or Other Jurisdiction of Identification No.)	(Commission File Number)	(IRS Employer Incorporation)

587 Connecticut Ave., Norwalk, CT 06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 838-2741

Item 3.02 Sale of Unregistered Securities

Pursuant to Section 4(2) of the Securities Act of 1933, as amended, mPhase Technologies, Inc. issued a convertible note to Asher Enterprises in a Pirate Placement. On February 15, 2013 the Company received $50,000 cash proceeds from the sale of the Convertible Note that will be used as additional working capital.

Exhibit 99.1:	Securities Purchase Agreement

Exhibit 99.2:	Convertible Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES

By:	/s/ Martin S. Smiley
Martin S. Smiley
Executive Vice President,
Chief Financial Officer and
General Counsel

Date: February 19, 2013